UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2008

CIGNUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#206 -1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (360) 483-9517

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

PRIVATE PLACEMENT

On December 23, 2008, the Board of Directors of Cignus Ventures Inc. (the “Company”) has approved a private placement offering of up to 2,500,000 units (the “Units”) at a price of $0.02 US per Unit. Each Unit is comprised of one share of the Company’s common stock and one share purchase warrant (each a “Warrant”). Each Warrant shall entitle the holder to purchase one (1) share of the Company’s common stock at a price of $0.02 per share for a two year period from the date of issue.

The offering will be made to persons who are not “U.S. Persons” as defined in Regulation S.

The proceeds of the Offering will be used for general corporate purposes. The Offering will be completed pursuant to the provisions of Regulation S of the Securities Act. There is no assurance that the Offering will be completed on the above terms or at all.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNUS VENTURES INC.

Date: December 23, 2008
	By:	/s/ David K. Ryan

DAVID K. RYAN
President and Chief Executive Officer